 EXHIBIT 99.1

LETTER OF INTENT

This Letter of Intent (“LOI”) is intended to set forth the basic terms and conditions under which the First Capital Holdings, LLC or its assigns (“FCH”), will enter into an agreement with TransBiotec, Inc. (“TRANSBIO”) in which FCH will exchange all of its right title and interest in and to the Gamma Assets and certain other contractual rights and agreements (“EXCHANGE ASSETS”) for 60% (on a fully diluted basis) of the common stock (“SHARES”) of TRANSBIO. TRANSBIO and FCH shall collectively be referred to as the “Parties.” The Parties intend to enter into a Definitive Agreement that contains the following provisions and that contains other customary representations and warranties.

1.	Definitive Agreement. Promptly after the execution of this LOI, FCH and TRANSBIO shall commence the negotiation and preparation of definitive documentation (the “Definitive Agreement”), setting forth the specific terms and conditions of the exchange of SHARES for the EXCHANGE ASSETS (“EXCHANGE TRANSACTION” or “TRANSACTION”) proposed hereby. A list of the EXCHANGE ASSETS is set forth on Exhibit A to this LOI. The parties acknowledge that the exact structure of the TRANSACTION to be reflected in the Definitive Agreement has not been determined at this time, and that it may be structured as a “tax-free” reorganization or some other form of tax-free exchange if possible under federal tax laws. The structure shall be based upon the economics and provisions described herein. The parties shall use their reasonable best efforts to negotiate in good faith the Definitive Agreement which will contain, among other standard terms and conditions, the following provisions:

a. On or before the closing of the EXCHANGE TRANSACTION (the “Closing”), TRANSBIO will file all delinquent reports required under the Securities Exchange Act of 1934, as amended (“Exchange Act”) with the United States Securities and Exchange Commission (“SEC”). TRANSBIO shall use its best efforts to maintain the quotation for its common stock on the OTC Pink market.

b. Prior to the Closing, FCH shall deliver to TRANSBIO such financial statements relating to the EXCHANGE ASSETS as are required under the Exchange Act. The financial statements delivered shall comply in all material respects with the rules and regulations of the United States Securities and Exchange Commission for a company registered under the Exchange Act. If the financial statements are required to be audited, the independent auditor shall be registered with the Public Company Accounting Oversight Board (PCAOB) and shall perform any such audits in accordance with guidelines established by the SEC and the PCAOB.

c. At the Closing, FCH shall transfer all of its right title and interest in and to the EXCHANGE ASSETS to TRANSBIO in exchange for the SHARES.

d. Prior to the Closing and in connection with the conversion or exchange of all outstanding liabilities, warrants/options, or convertible securities into TRANSBIO’S common stock, TRANSBIO shall effect a reverse stock split so that immediately prior to the Closing there will be approximately 8,000,000 shares of TRANSBIO common stock outstanding, and immediately following the Closing there will be a total of approximately 20,000,000 shares of TRANSBIO common stock issued and outstanding with 12,000,000 held by FCH as consideration for the EXCHANGE TRANSACTION.

e. The Definitive Agreement shall contain customary representations, warranties, and indemnities made by both FCH and TRANSBIO.

2.	Closing. Closing shall occur on or before December 31, 2018;

3.	Directors and Executive Officers. In connection with the Closing, all current members of the TRANSBIO Board of Directors shall resign, except for Charles Bennington, and TRANSBIO shall take shall such actions as are necessary to cause the two persons named by FCH to serve as Directors, including filing a Schedule 14f with the SEC and mailing it to TRANSBIO’S shareholders. Further, all of the existing officers of TRANSBIO shall resign effective at the Closing, and the persons nominated by FCH shall be elected as officers of the Company with effect from the time of Closing.

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4.	TRANSBIO shall have no more than approximately 20,000,000 common shares issued and outstanding immediately following the Closing. All existing options or warrants will be exercised, converted or cancelled;

5.	TRANSBIO shall not have any other derivative security outstanding at Closing which is convertible into TRANSBIO’s common stock;

6.	TRANSBIO shall have no shares of its preferred stock issued and outstanding at Closing, and there shall be no options, warrants or rights outstanding that upon the exercise of or conversion thereof would result in the issuance of any shares of preferred stock;

7.	Expiration of LOI and Timing for Definitive Agreement. If not accepted by both Parties, this LOI shall expire on November 25, 2018. If all Parties execute this LOI, but the Parties fail to execute the Definitive Agreement on or before December 15, 2018, then this LOI shall automatically terminate unless otherwise agreed by the Parties.

8.	Due Diligence. Each Party and its representatives, officers, employees and advisors, including accountants, and legal advisors, will provide the other Party with all information, books, records and property that such other party reasonably considers necessary or appropriate in connection with its due diligence inquiry. Each Party agrees to make available to the other Party such officers, employees, consultants, advisors, and others as reasonably requested by the other party for meetings, visits, questions and discussions concerning each other and the Transaction. Each party will have until 12:00 PM Mountain Standard Time on December 8, 2018 (the “Due Diligence Review Period”) to complete their initial due diligence review of the respective documents unless the Definitive Agreement specifies a different deadline for completion of such due diligence review.

9.	All TRANSBIO debt shall be extinguished at the time of the closing, whether owed to the principal shareholders, or to other third parties, solely at the expense of TRANSBIO, and TRANSBIO shall deliver releases of all debt whatsoever at the time of the Closing. Notwithstanding the immediately preceding sentence, at the time of Closing TRANSBIO may have up to a maximum of $125,000 of debt in the form of a convertible note or notes that mature two years after the Closing, bear interest at 5% per annum, are convertible at $2.00 per share, and provide that no payments or interest or principal are required until the date of maturity. Further, the note or notes shall be automatically converted into shares of TRANSBIO common stock, if the average closing price of TRANSBIO’S common stock in its principal trading market equals or exceeds $3.00 per share at any time prior to maturity for ten consecutive trading days.

10.	Confidentiality. The Parties herein agree that they have entered into a separate confidentiality and non-disclosure agreement. Such agreement shall govern the purposes of this LOI and any Definitive Agreements between the Parties. In the event the Parties hereto do not proceed with the Transaction, each Party shall promptly deliver to the other all written material containing or reflecting information contained in any due diligence material or any analysis or recommendations, and will not retain any copies, abstracts, or other reproductions, in whole or in part of such written material.

11.	Expenses. Each party shall be responsible for its own attorney fees and other costs and expenses, anticipated or otherwise, relating to preparing the Definitive Agreement.

12.	Public Announcements. TRANSBIO shall file a Form 8-K with the United States Securities and Exchange Commission within four (4) business days following the execution of this LOI disclosing this LOI under Item 8.01. Neither party will make any other public disclosure concerning the matters set forth in this LOI or the negotiation of the proposed Transaction without the prior written consent of the other party, which consent shall not be unreasonably withheld. When any public disclosure is made concerning this LOI, the disclosing party will give the other party an opportunity to review and comment on any such disclosure in advance of public release. Notwithstanding the above, to the extent that either party is advised by counsel that further disclosure of the matters set forth in this LOI is required by applicable securities laws or to the extent that such disclosure is ordered by a court of competent jurisdiction or is otherwise required by law, then such disclosing party will provide the other party, if reasonably possible under the circumstances, prior notice of such disclosure as well as an opportunity to review and comment on such disclosure in advance of the public release.

13.	Governing Law. This LOI and the Definitive Agreement shall be governed by and Interpreted in accordance with the laws of the State of Colorado.

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14.	Compliance with the Securities Laws. FCH acknowledges that it and its manager(s), members, officers, directors, shareholders, and employees and other representatives may, in connection with their consideration of the proposed Transaction, come into possession of material non-public information about TRANSBIO. Accordingly, FCH will use its best efforts to ensure that none of its manager(s), members, officers, directors, shareholders, and employees or other representatives will trade (or cause or encourage any third party to trade) in any of TRANSBIO’S securities while in possession of any such material, non-public information.

TRANSBIO acknowledges that it and its officers, directors, shareholders and employees, and other representatives may, in connection with their consideration of the TRANSACTION, come into possession of material non-public information about TRANSBIO, FCH and the TRANSACTION. Accordingly, TRANSBIO will use its best efforts to ensure that none of its officers, directors, shareholders, and employees or other representatives will trade (or cause or encourage any third party to trade) in any of the TRANSBIO’S securities while in possession of any such material, non-public information.

15.	Counterparts. This LOI may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax copies of signatures shall be treated as originals for all purposes.

16.	Legal Obligation. This LOI does not create a binding legal obligation, except as to paragraphs 10, 11, 12, 13, 14, and this paragraph, which are binding. The parties acknowledge that they are not obligated to enter into a Definitive Agreement or to otherwise consummate the transactions contemplated by this LOI and that proposed action contemplated herein may be terminated by any of the parties at any time prior to the execution of the Definitive Agreement.

If the foregoing terms of this LOI accurately reflect your understanding of our negotiations and agreements as at the date hereof, please acknowledge your agreement in the space indicated below.

We look forward to a mutually rewarding conclusion to the presently proposed transaction. Thank you for your attention to this matter.

Dated: October 29, 2018

TRANSBIOTEC, INC.

By:	/s/ Charles Bennington
Charles Bennington
Chief Executive Officer

FIRST CAPITAL HOLDINGS, LLC

By:	/s/ Gary Graham
Gary Graham
Manager

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